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                                                                    EXHIBIT 99.8

                                               Filed by Dorchester Hugoton, Ltd.
                           Pursuant to Rule 425 under the Securities Act of 1933
                                     and deemed filed pursuant to Rule 14a-12(b)
                                       under the Securities Exchange Act of 1934

                                       Subject Company: Dorchester Hugoton, Ltd.
                                                     Commission File No. 0-10697

The following is the text of Item 5 of the Form 8-K of Dorchester Hugoton, Ltd. dated December 13, 2001, as filed with the Securities and Exchange Commission on December 14, 2001.

     Dorchester Hugoton, Ltd., Republic Royalty Company and Spinnaker Royalty Company, L.P. have executed a definitive Combination Agreement providing for the combination of their businesses and properties, in a non-taxable transaction, into a new publicly traded limited partnership to be named Dorchester Minerals, L.P.

     The contemplated transaction is summarized in (i) Dorchester Hugoton, Ltd.'s press release dated December 14, 2001, a copy of which is filed as
Exhibit 99.1 hereto and incorporated by reference in response to this Item, and
(ii) the Combination Agreement, the Contribution Agreement and the Business Opportunities Agreement, each including certain exhibits, executed by the parties thereto on December 13, 2001, copies of which are filed as Exhibits 2.1,
2.2 and 2.3 hereto and incorporated by reference in response to this Item.

     The Common Units of limited partnership of Dorchester Minerals, L.P. to be issued in the Combination will be registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement to be filed with the Securities and Exchange Commission. Dorchester Minerals, L.P. is expected to mail a Proxy Statement/Prospectus to unitholders of Dorchester Hugoton, Ltd. and partners of Republic Royalty Company and Spinnaker Royalty Company, L.P. containing information about the transaction when the Registration Statement is declared effective by the Securities and Exchange Commission.

     THE FOREGOING DOES NOT CONSTITUTE AN OFFER TO BUY, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES. THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE PROPOSED TRANSACTION WILL BE OFFERED ONLY PURSUANT TO A PROSPECTUS/PROXY STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     ALL DORCHESTER HUGOTON UNITHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROSPECTUS/PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE RELATED SOLICITATION/RECOMMENDATIONS THAT WILL BE PROVIDED TO EACH UNITHOLDER REQUESTING SUCH UNITHOLDER'S VOTE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS, WHEN FINALIZED, WILL BE MAILED TO DORCHESTER HUGOTON UNITHOLDERS AND WILL BE AVAILABLE FROM DORCHESTER HUGOTON ON REQUEST. THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS WILL ALSO BE AVAILABLE

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ON THE INTERNET AT THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE
AT http://www.sec.gov.

     Dorchester Hugoton and its General Partners, and their respective directors and/or officers, as applicable, may be deemed under the Rules of the Securities and Exchange Commission to be "participants in the solicitation" of proxies from the security holders of Dorchester Hugoton in favor of the transaction. SECURITY HOLDERS OF DORCHESTER HUGOTON MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROSPECTUS/PROXY STATEMENT RELATING TO THE TRANSACTION WHEN IT BECOMES AVAILABLE.

     The following documents relating to the business combination of Dorchester Hugoton, Ltd., Republic Royalty Company and Spinnaker Royalty Company, L.P. to form Dorchester Minerals, L.P. were filed by Dorchester Hugoton, Ltd. as Exhibits to its Form 8-K dated December 13, 2001, and filed December 14, 2001 with the Securities and Exchange Commission, and the entire text of each such
Exhibit is incorporated by reference into this filing: (i) Combination Agreement dated as of December 13, 2001, by and among Republic Royalty Company, Spinnaker Royalty Company, L.P., Dorchester Hugoton, Ltd., Dorchester Minerals, L.P., Dorchester Minerals Management LP, Dorchester Minerals Management LLC and Dorchester Minerals Operating LP; (ii) Contribution Agreement dated as of December 13, 2001, by and among SAM Partners, Ltd., Vaughn Petroleum, Ltd., Smith Allen Oil & Gas, Inc., P.A. Peak, Inc., James E. Raley, Inc., Dorchester Minerals Management LP, and its general partner, Dorchester Minerals Management GP LLC; and (iii) Business Opportunities Agreement, dated as of December 13, 2001, by Dorchester Minerals, L.P., Dorchester Minerals Management LP, Dorchester Minerals Management GP LLC, SAM Partners, Ltd., Vaughn Petroleum, Ltd., Smith Allen Oil & Gas, Inc., P.A. Peak, Inc. and James E. Raley, Inc., and each individual that both is an executive officer of any Operating Company (as defined in the Business Opportunities Agreement) and has agreed in writing to be bound as an "Officer" thereunder.



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